UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2008
TEXTRON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27559 (Commission File Number)	05-6008768 (IRS Employer Identification Number)

40 Westminster Street, P.O. Box 6687, Providence, Rhode Island (Address of principal executive offices)	02940-6687 (Zip Code)
Registrant’s telephone number, including area code: (401) 621-4200
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On June 13, 2008, Textron Financial Corporation’s parent, Textron Inc., issued a press release updating its forecast for second quarter earnings per share from continuing operations and reaffirming its earnings forecast for the full year of 2008 and disclosing several matters related thereto.
In the press release, Textron, Inc. announced that profit in Textron Financial Corporation will be significantly less than previously forecast. Lower profitability in Textron Financial Corporation will result from higher second quarter pre-tax loan loss provisions of about $20 million and a pre-tax charge of about $10 million that will be recorded in the quarter related to Sale-In, Lease-Out (SILO) transactions previously challenged by the Internal Revenue Service.
The second quarter charge is being taken as the result of recent court decisions involving other companies addressing the tax treatment of leveraged leases challenged by the IRS. With this charge and associated tax adjustments, the company expects no further negative income exposure to the IRS challenge. While the company’s analysis of recent court decisions leads it to conclude that this accounting adjustment is appropriate, the company continues to believe that its tax positions in these transactions were consistent with applicable law.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits

Exhibit
Number	Description

99	Press release dated June 13, 2008 issued by Textron Inc. (incorporated by reference to Exhibit 99 to the Current Report on Form 8-K filed by Textron Inc. on June 13, 2008).

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXTRON FINANCIAL CORPORATION (Registrant)
Date: June 13, 2008	By:	/s/ Thomas J. Cullen
		Name:	Thomas J. Cullen
		Title:	Executive Vice President and Chief Financial Officer

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